Exhibit 99.1

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports 2.3% Increase In Third Quarter Comparable Sales and 27% Increase in EPS

HOUSTON, TX, November 19, 2014 -- Stage Stores, Inc. (NYSE: SSI) today reported financial results for the third quarter ended November 1, 2014.

Sales from continuing operations for the third quarter increased 2.6% to $364 million compared to $355 million in the prior year period. Comparable sales increased 2.3%.

The Company reported a loss from continuing operations of $5.1 million, or $0.16 per share, compared to an adjusted loss from continuing operations of $7.0 million, or $0.22 per share, for the prior year period.

Michael Glazer, President and Chief Executive Officer, stated, “We are pleased with our third quarter results, driven by strong sales during the back-to-school period and encouraging initial selling of Fall assortments. We achieved positive comparable sales by balancing regular price and clearance sales and effectively managing our promotional and advertising plans.

“We made progress on our strategic initiatives which drove top-line and bottom-line gains and were especially pleased with an over 40% sales gain in our direct-to-consumer business, along with strong performances in the cosmetics, women’s apparel and home categories.”

Mr. Glazer concluded, “Looking ahead, we believe our merchandise assortments, marketing plans and operations are ready for a holiday season that we expect to be challenging for apparel retailers. Our stores will be open on Thanksgiving from 4:00 p.m. to 1:00 a.m. and then from 6:00 a.m. to 10:00 p.m. on Black Friday. We are projecting comparable sales for the fourth quarter to be in a range of flat to 2% and are maintaining our full year guidance range from continuing operations of $1.05 to $1.15 per diluted share.”

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Stage Stores Reports
Third Quarter Results
Page - 2

Amended Credit Facility
On October 6, 2014, the Company entered into an amended senior secured revolving credit facility. The amended credit facility increased availability to $300 million, with a seasonal increase to $350 million, provided better pricing terms and extended the maturity date to October 6, 2019.

Reported Results
The Company reported a net loss of $5.3 million, or $0.17 per share, for the third quarter. The current year’s net loss includes expenses ($0.2 million after tax; $0.01 per share) from the former Steele’s division, which was sold on March, 7, 2014. For the prior year’s third quarter, the Company reported a net loss of $11.0 million, or $0.34 per share. The prior year’s net loss includes a loss ($1.4 million after tax; $0.04 per share) from the former Steele’s division, as well as expenses ($2.6 million after tax; $0.08 per share) associated with the consolidation of the Company’s South Hill, Virginia operations into its Houston headquarters.

For the first three quarters of fiscal 2014, comparable sales decreased 0.8%. The net loss, including discontinued operations, was $12.9 million, or $0.41 per share, compared to a net loss of $8.2 million, or $0.25 per share, in the comparable prior year period.

Fiscal Year 2014 Guidance
Comparable sales for the fourth quarter are expected to be in the range of flat to positive 2.0%. The Company is maintaining its EPS guidance from continuing operations of $1.05 - $1.15.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its third quarter results. Interested parties can participate in the Company’s conference call by dialing 703-639-1361. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts and then the webcast link. A replay of the conference call will be available online until midnight on Friday, November 28, 2014.

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Stage Stores Reports
Third Quarter Results
Page - 3

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities. Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles and Stage names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company currently operates 858 stores in 40 states. The Company also has an eCommerce website. For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

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Stage Stores Reports
Third Quarter Results
Page - 4

Forward-looking statements made by the Company in this release and in other releases and reports are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic conditions, the cost of goods, its inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, the availability of merchandise, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2014, and other factors discussed from time to time in the Company’s other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	November 1, 2014		November 2, 2013
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$364,197	100.0%	$354,850	100.0%
Cost of sales and related buying, occupancy and distribution expenses	276,031	75.8%	271,560	76.5%
Gross profit	88,166	24.2%	83,290	23.5%
Selling, general and administrative expenses	94,652	26.0%	96,551	27.2%
Store opening costs	998	0.3%	1,355	0.4%
Interest expense	814	0.2%	718	0.2%
Loss before income tax	(8,298)	(2.3)%	(15,334)	(4.3)%
Income tax benefit	(3,191)	(0.9)%	(5,761)	(1.6)%
Loss from continuing operations	(5,107)	(1.4)%	(9,573)	(2.7)%
Loss from discontinued operations, net of tax benefit of $65 and $909, respectively	(161)	—%	(1,398)	(0.4)%
Net loss	$(5,268)	(1.4)%	$(10,971)	(3.1)%

Basic loss per share data:
Continuing operations	$(0.16)		$(0.30)
Discontinued operations	(0.01)		(0.04)
Basic loss per share	$(0.17)		$(0.34)
Basic weighted average shares outstanding	31,794		31,854

Diluted loss per share data:
Continuing operations	$(0.16)		$(0.30)
Discontinued operations	(0.01)		(0.04)
Diluted loss per share	$(0.17)		$(0.34)
Diluted weighted average shares outstanding	31,794		31,854

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	November 1, 2014		November 2, 2013
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$1,113,683	100.0%	$1,116,944	100.0%
Cost of sales and related buying, occupancy and distribution expenses	835,236	75.0%	828,450	74.2%
Gross profit	278,447	25.0%	288,494	25.8%
Selling, general and administrative expenses	283,814	25.5%	291,987	26.1%
Store opening costs	2,030	0.2%	2,452	0.2%
Interest expense	2,293	0.2%	2,012	0.2%
Loss before income tax	(9,690)	(0.9)%	(7,957)	(0.7)%
Income tax benefit	(3,729)	(0.3)%	(3,028)	(0.3)%
Loss from continuing operations	(5,961)	(0.5)%	(4,929)	(0.4)%
Loss from discontinued operations, net of tax benefit of $4,322 and $2,023, respectively	(6,909)	(0.6)%	(3,291)	(0.3)%
Net loss	$(12,870)	(1.2)%	$(8,220)	(0.7)%

Basic loss per share data:
Continuing operations	$(0.19)		$(0.15)
Discontinued operations	(0.22)		(0.10)
Basic loss per share	$(0.41)		$(0.25)
Basic weighted average shares outstanding	31,681		32,307

Diluted loss per share data:
Continuing operations	$(0.19)		$(0.15)
Discontinued operations	(0.22)		(0.10)
Diluted loss per share	$(0.41)		$(0.25)
Diluted weighted average shares outstanding	31,681		32,307

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	November 1, 2014	February 1, 2014
ASSETS
Cash and cash equivalents	$20,786	$14,762
Merchandise inventories, net	574,976	434,407
Prepaid expenses and other current assets	45,312	40,082
Total current assets	641,074	489,251

Property, equipment and leasehold improvements, net	285,293	282,534
Intangible asset	14,910	14,910
Other non-current assets, net	22,810	24,142
Total assets	$964,087	$810,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$232,134	$125,707
Accrued expenses and other current liabilities	69,260	69,549
Total current liabilities	301,394	195,256

Long-term debt obligations	127,955	60,871
Other long-term liabilities	95,441	100,266
Total liabilities	524,790	356,393

Commitments and contingencies	—	—

Common stock, par value $0.01, 100,000 shares authorized, 31,796 and 31,222 shares issued, respectively	318	312
Additional paid-in capital	394,211	384,295
Less treasury stock - at cost, 0 and 0 shares, respectively	(868)	(967)
Accumulated other comprehensive loss	(4,431)	(4,616)
Retained earnings	50,067	75,420
Total stockholders' equity	439,297	454,444
Total liabilities and stockholders' equity	$964,087	$810,837

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited

	Nine Months Ended
	November 1, 2014	November 2, 2013
Cash flows from operating activities:
Net loss	$(12,870)	$(8,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment of long-lived assets	46,896	46,052
Loss on retirements of property, equipment and leasehold improvements	854	257
Deferred income taxes	(451)	(847)
Tax benefit from stock-based compensation	109	1,798
Stock-based compensation expense	7,018	6,580
Amortization of debt issuance costs	220	204
Excess tax benefits from stock-based compensation	(829)	(2,041)
Deferred compensation obligation	(104)	236
Amortization of employee benefit related costs	299	458
Construction allowances from landlords	5,529	4,162
Changes in operating assets and liabilities:
Increase in merchandise inventories	(140,569)	(137,622)
Increase in other assets	(3,500)	(14,733)
Increase in accounts payable and other liabilities	93,021	58,248
Total adjustments	8,493	(37,248)
Net cash used in operating activities	(4,377)	(45,468)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(48,308)	(46,717)
Proceeds from disposal of assets	1,468	11
Net cash used in investing activities	(46,840)	(46,706)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	331,518	382,510
Payments of revolving credit facility borrowings	(262,970)	(250,910)
Payments of long-term debt obligations	(2,017)	(551)
Payments of debt issuance costs	(634)	(128)
Repurchases of common stock	(5)	(31,367)
Payments for stock related compensation	(2,038)	(2,257)
Proceeds from exercise of stock awards	5,041	10,126
Excess tax benefits from stock-based compensation	829	2,041
Cash dividends paid	(12,483)	(11,510)
Net cash provided by financing activities	57,241	97,954
Net increase in cash and cash equivalents	6,024	5,780

Cash and cash equivalents:
Beginning of period	14,762	17,937
End of period	$20,786	$23,717

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
GAAP net loss	$(5,268)	$(10,971)	$(12,870)	$(8,220)
Loss from discontinued operations	161	1,398	6,909	3,291
Loss from continuing operations	(5,107)	(9,573)	(5,961)	(4,929)
South Hill Consolidation related charges, net of tax of $1,832 and $7,815, respectively	—	2,552	—	12,718
Adjusted earnings (loss)	$(5,107)	$(7,021)	$(5,961)	$7,789

GAAP diluted loss per share	$(0.17)	$(0.34)	$(0.41)	$(0.25)
Loss from discontinued operations	0.01	0.04	0.22	0.10
Loss from continuing operations	(0.16)	(0.30)	(0.19)	(0.15)
South Hill Consolidation related charges	—	0.08	—	0.39
Adjusted diluted earnings (loss) per share	$(0.16)	$(0.22)	$(0.19)	$0.24